Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2006 accompanying the consolidated financial statements included in the Annual Report of Channell Commercial Corporation on Form 10-K for the year ended December 31, 2005.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Channell Commercial Corporation on Form S-8 (File No. 333-36097, filed September 22, 1997 and File No. 333-109771, filed October 17, 2003).

/s/ Grant Thornton LLP

Los Angeles, California
April 2, 2007